EXHIBIT 23





CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement No. 33-54835 of General Motors Corporation on Form S-8 of our report dated May 23, 1997 appearing in this Annual Report on Form 11-K of The GMAC Mortgage Corporation Savings Incentive Plan for the year ended December 31, 1996.





/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Detroit, Michigan
June 26, 1997









































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